Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


                     We consent to the incorporation by reference in the Form S-8 Registration Statement relating to the registration of 600,000 shares under the United Industrial Corporation 1994 Stock Option Plan of our reports dated March 2, 1999, with respect to the consolidated financial statements of United Industrial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                           ERNST & YOUNG LLP

New York, New York
August 19, 1999